Exhibit 99.1

For Immediate Release
For more information, contact:
Nathan R. Iles
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

First Quarter 2021 Results and a Quarterly Dividend

New York, NY, May 5, 2021......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2021.

Consolidated net sales for the first quarter of 2021 were $276.6 million, compared to consolidated net sales of $254.3 million during the comparable quarter in 2020. Earnings from continuing operations for the first quarter of 2021 were $22.2 million or 97 cents per diluted share, compared to $9.6 million or 42 cents per diluted share in the first quarter of 2020. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2021 were $22.2 million or 97 cents per diluted share, compared to $9.8 million or 43 cents per diluted share in the first quarter of 2020.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are very pleased with our first quarter results, as the momentum from the second half of 2020 carried over into 2021. Net sales were 8.7% above the first quarter of 2020, with both divisions showing gains. It is important to note that comparisons to last year will become less relevant due to COVID-19 impacts last year, though the first quarter of 2020 was only modestly affected.

“Engine Management net sales were up 5.4% as compared to 2020. Although we had a substantial reduction in sales in the quarter from the loss of a major account (previously announced), we were very pleased to see strong demand from our other customers offsetting the loss. Looking at our customer POS, their sell-through was even more encouraging, where many accounts enjoyed gains well into the double digit range. We believe that the actions we have taken to support our customers in the field are having success. Furthermore, we have secured new business wins, which will phase in over the course of the next several months.

“Temperature Control sales were ahead 21.4%. However, the first quarter essentially reflects pre-season orders, which, as previously discussed, were very light last year. Our pre-season orders continue to be strong in the second quarter as our customers replenish their shelves from a hot 2020 summer, though the full year results will be heavily dependent on how hot this summer will be.

“Gross margin was substantially above the first quarter of 2020, as factory production has remained at high levels throughout the company in our effort to rebuild our inventory. While we expect the ongoing benefit of robust production levels, we do see some offsetting headwinds as we face various inflationary costs in labor, certain raw materials, and transportation.

“Operating expenses were reduced slightly in the quarter. We continue to benefit from discretionary cost reductions instituted during the pandemic, though these were partially offset by increased distribution expense due to higher sales and elevated freight costs.

“The result was an all-time record in first quarter earnings, with non-GAAP diluted EPS from continuing operations more than doubling, from 43 cents in 2020 to 97 cents in 2021.

“We are also very pleased with our progress towards expanding our business in OE commercial vehicle / off-road markets.  We have been developing this business for several years, and have recently fortified it with two excellent acquisitions, both from Stoneridge, Inc. In 2019 we acquired their Pollak business, and in March of this year we acquired their particulate matter sensor business (more commonly known as soot sensors). We believe that this OE commercial vehicle focus will provide an excellent growth path for us, and the products we are developing for this segment will strengthen our offering in our core aftermarket business.

“Overall, we are pleased with our momentum as we exit the first quarter. We continue to see strong incoming orders from our customers, which reflect the healthy POS increases they are experiencing. The economy continues to improve, and more people are returning to work. This leads to more cars on the road and increased miles driven, one of the key determinants for our industry. We look forward to the balance of the year.

“Lastly, the Board of Directors has approved payment of a quarterly dividend of 25 cents per share on the common stock outstanding. The dividend will be paid on June 1, 2021 to stockholders of record on May 17, 2021.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 5, 2021.  The dial-in number is 800-896-8445 (domestic) or 785-830-1916 (international). The playback number is 800-839-5630 (domestic) or 402-220-2557 (international). The participant passcode is 62175.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2021	2020
	(Unaudited)
NET SALES	$276,553	$254,302

COST OF SALES	192,769	183,907

GROSS PROFIT	83,784	70,395

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	54,460	55,873
RESTRUCTURING AND INTEGRATION EXPENSES	-	205
OTHER INCOME, NET	-	6

OPERATING INCOME	29,324	14,323

OTHER NON-OPERATING INCOME (EXPENSE), NET	635	(524)

INTEREST EXPENSE	209	873

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	29,750	12,926

PROVISION FOR INCOME TAXES	7,586	3,305

EARNINGS FROM CONTINUING OPERATIONS	22,164	9,621

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,164)	(994)

NET EARNINGS	$21,000	$8,627

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.99	$0.43
DISCONTINUED OPERATION	(0.05)	(0.05)
NET EARNINGS PER COMMON SHARE - BASIC	$0.94	$0.38

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.97	$0.42
DISCONTINUED OPERATION	(0.05)	(0.04)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.92	$0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,317,959	22,438,087
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,765,508	22,868,975

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2021		2020
	(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety
Related System Products	$173,666		$164,526
Wire and Cable	38,352		36,592
Engine Management	212,018		201,118

Compressors	33,374		25,348
Other Climate Control Parts	29,099		26,094
Temperature Control	62,473		51,442

All Other	2,062		1,742
Revenues	$276,553		$254,302

Gross Margin
Engine Management	$65,070	30.7%	$56,705	28.2%
Temperature Control	15,995	25.6%	12,096	23.5%
All Other	2,719		1,594
Gross Margin	$83,784	30.3%	$70,395	27.7%

Selling, General & Administrative
Engine Management	$33,956	16.0%	$35,073	17.4%
Temperature Control	12,403	19.9%	12,444	24.2%
All Other	8,101		8,356
Selling, General & Administrative	$54,460	19.7%	$55,873	22.0%

Operating Income
Engine Management	$31,114	14.7%	$21,632	10.8%
Temperature Control	3,592	5.7%	(348)	-0.7%
All Other	(5,382)		(6,762)
Subtotal	29,324	10.6%	14,522	5.7%
Restructuring & Integration	-	0.0%	(205)	-0.1%
Other Income, Net	-	0.0%	6	0.0%
Operating Income	$29,324	10.6%	$14,323	5.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED MARCH 31,
	2021	2020
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$22,164	$9,621

RESTRUCTURING AND INTEGRATION EXPENSES	-	205
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(53)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$22,164	$9,773

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.97	$0.42

RESTRUCTURING AND INTEGRATION EXPENSES	-	0.01
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.97	$0.43

OPERATING INCOME

GAAP OPERATING INCOME	$29,324	$14,323

RESTRUCTURING AND INTEGRATION EXPENSES	-	205
OTHER INCOME, NET	-	(6)

NON-GAAP OPERATING INCOME	$29,324	$14,522

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)

ASSETS

CASH	$17,100	$19,488

ACCOUNTS RECEIVABLE, GROSS	179,848	203,861
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,744	5,822
ACCOUNTS RECEIVABLE, NET	174,104	198,039

INVENTORIES	390,896	345,502
UNRETURNED CUSTOMER INVENTORY	21,088	19,632
OTHER CURRENT ASSETS	13,848	15,875

TOTAL CURRENT ASSETS	617,036	598,536

PROPERTY, PLANT AND EQUIPMENT, NET	88,563	89,105
OPERATING LEASE RIGHT-OF-USE ASSETS	31,453	29,958
GOODWILL	77,838	77,837
OTHER INTANGIBLES, NET	52,803	54,004
DEFERRED INCOME TAXES	43,692	44,770
INVESTMENT IN UNCONSOLIDATED AFFILIATES	40,684	40,507
OTHER ASSETS	24,413	21,823

TOTAL ASSETS	$976,482	$956,540

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$40,967	$10,000
CURRENT PORTION OF OTHER DEBT	1,523	135
ACCOUNTS PAYABLE	108,536	100,018
ACCRUED CUSTOMER RETURNS	44,729	40,982
ACCRUED CORE LIABILITY	22,569	22,014
ACCRUED REBATES	39,294	46,437
PAYROLL AND COMMISSIONS	19,094	35,938
SUNDRY PAYABLES AND ACCRUED EXPENSES	36,712	47,078

TOTAL CURRENT LIABILITIES	313,424	302,602

OTHER LONG-TERM DEBT	84	97
NONCURRENT OPERATING LEASE LIABILITY	23,890	22,450
ACCRUED ASBESTOS LIABILITIES	54,630	55,226
OTHER LIABILITIES	27,514	25,929

TOTAL LIABILITIES	419,542	406,304

TOTAL STOCKHOLDERS' EQUITY	556,940	550,236

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$976,482	$956,540

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2021	2020
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$21,000	$8,627
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	6,514	6,539
OTHER	4,475	6,034
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	23,533	(28,114)
INVENTORY	(46,255)	(5,339)
ACCOUNTS PAYABLE	8,419	(11,883)
PREPAID EXPENSES AND OTHER CURRENT ASSETS	3,753	1,303
SUNDRY PAYABLES AND ACCRUED EXPENSES	(29,549)	(7,251)
OTHER	(3,288)	(2,705)
NET CASH USED IN OPERATING ACTIVITIES	(11,398)	(32,789)

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(2,081)	-
CAPITAL EXPENDITURES	(4,966)	(4,422)
OTHER INVESTING ACTIVITIES	2	6
NET CASH USED IN INVESTING ACTIVITIES	(7,045)	(4,416)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	32,408	53,068
PURCHASE OF TREASURY STOCK	(11,096)	(8,726)
DIVIDENDS PAID	(5,588)	(5,615)
OTHER FINANCING ACTIVITIES	373	1,248
NET CASH PROVIDED BY FINANCING ACTIVITIES	16,097	39,975

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(42)	126
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,388)	2,896
CASH AND CASH EQUIVALENTS at beginning of period	19,488	10,372
CASH AND CASH EQUIVALENTS at end of period	$17,100	$13,268